TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement ("Agreement") is entered into as of this 10th day of June, 2020, by and between iQSTEL Inc., a Nevada corporation ("iQSTEL") and BHP Capital NY Inc., a New York corporation ("BHP Capital"). In this Agreement, IQSTEL and BHP Capital are sometimes referred to herein as the "Parties" and each a "Party."

WHEREAS, on or about June 27, 2019, IQSTEL and BHP Capital entered into a securities purchase agreement (the "Purchase Agreement") for the sale of a Convertible Promissory Note dated June 27, 2019 (the "Note") and a Common Stock Purchase Warrant dated February 22, 2019 (the "Warrant") to purchase 14,000 shares of common stock in iQSTEL;

WHEREAS, the Parties have agreed that the value of the principal balance of the Note, and all accrued but unpaid interest, premiums, and all other charges, and the Warrant, amounts to $65,000 USD;

WHEREAS, the parties now desire to terminate and release each other and otherwise settle, compromise, dispose of, and release with finality, all claims, demands and causes of action, arising out of the Purchase Agreement, the Note and the Warrant;

NOW, THEREFORE, in exchange for consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. **Termination.** Subject to the terms and conditions of this Agreement, as of the date hereof, the Parties hereby terminate the Purchase Agreement, the Note, the Warrant and any and all rights, obligations or duties created thereunder.

2. **Return of Certificates**. Within 5 calendar days of executing this Agreement, BHP Capital shall return the Note and the Warrant to iQSTEL, which shall mark the same as void and of no further force or effect.

3. **Issuance of Common Stock.** The parties agree that iQSTEL shall issue to BHP Capital 650,000 shares of common stock of iQSTEL at $0.10 per share, as consideration for the value of the Note and Warrant, to be paid as fixed compensation, without adjustment as to the price of iQSTEL's common stock, as follows: 200,000 shares upon delivery of the Note and Warrant by BHP Capital; 225,000 shares 30 calendar days after execution of this Agreement (the "Second Installment"); and 225,000 shares 60 calendar days after execution of this Agreement (the "Third Installment"). iQSTEL, BHP Capital and iQSTEL's transfer agent, shall execute irrevocable instructions for the issuance of the Second Installment and the Third Installment. In connection with the issuance of common stock, BHP Capital hereby makes the following representations, warranties and covenants in favor of iQSTEL:

    a. **Authority**. BHP Capital has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of BHP Capital.

    b. **Purchase Entirely for Own Account**. BHP Capital hereby confirms that the 650,000 shares of common stock (collectively, the "Securities") are being and will be acquired for investment for BHP Capital's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither BHP Capital nor any of its officers, members, managers or representatives with the authority, responsibility or

power to make a decision with regard to the purchase or sale of the Securities or any portion thereof (collectively, such "BHP Capital Representatives") has any present intention of selling, granting any participation in or otherwise distributing the same. BHP Capital and BHP Capital Representatives are familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act of 1933, as amended (the "Securities Act") and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the "SEC"). By executing this Agreement, BHP Capital further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

c. **Receipt of Information**. BHP Capital and BHP Capital Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. BHP Capital further represents that it and BHP Capital Representatives have had an opportunity to ask questions and receive answers from iQSTEL regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of iQSTEL and to obtain additional information necessary to verify the accuracy of any information furnished to BHP Capital or BHP Capital Representatives or to which BHP Capital or BHP Capital Representatives had access. Neither BHP Capital nor any BHP Capital Representative has received, or is relying upon, any representations, written or oral, from iQSTEL, or its officers, directors, employees, attorneys or agents. BHP Capital further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to BHP Capital or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that BHP Capital will be required to remain a shareholder of iQSTEL, (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in iQSTEL; or (3) the possibility that the past performance or experience on the part of iQSTEL or any affiliate, officer, director, employee or agent of iQSTEL, might in any way indicate or predict the results of ownership of the Securities or the potential success of iQSTEL's operations.

d. **Investment Experience**. BHP Capital represents that it and BHP Capital Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as iQSTEL and acknowledges that BHP Capital can bear the economic risk of BHP Capital's investment and that BHP Capital Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

e. **Accredited Investor**. BHP Capital is an Accredited Investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

f. **Restricted Securities**. BHP Capital and each of BHP Capital Representatives understands that neither the Securities nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.

g. **Legends**. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS LANS HOLDINGS, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

4. **Coordination.** The Parties agree to take whatever measures are necessary return to their respective positions as if the Purchase Agreement, the Note and the Warrant were never executed.

5. **Mutual Release.** Except for the obligations set forth in this Agreement, each Party hereby releases, remises, acquits and forever discharges any other party to this Agreement and their related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of the Subscription Agreement and issuance of the Shares or otherwise.

   It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

6. **No Assignment.** The Parties to this Agreement represent and warrant that neither they nor their affiliated persons or entities have assigned or transferred any claim or interest herein or authorized any other person or entity to assert any claim or claims on its behalf with respect to the subject matter of this Agreement.

7. **Non-Disparagement.** The Parties agree not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects or operations of any other Party to this Agreement.

8. **Cooperation.** Each of the Parties hereby agree to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

9. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws.

10. **Complete Agreement.** This Agreement represents the complete agreement among the parties concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Purchase Agreement, the Note, the Warrant or otherwise. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

11. **Voluntary Agreement.** This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The parties acknowledge that they have read and fully understand the terms of this Agreement and have been advised to consult with an attorney before executing this Agreement.

12. **Successors and Assigns.** This Agreement shall be binding and inure to the benefit of the parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

13. **Counterparts.** This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures.

14. **Time for Performance.** The parties understand that time is of the essence with respect to each and every act required by this Agreement. Failure to perform any provision hereof in strict accordance with the Agreement shall be deemed a material breach of the Agreement.

The parties to this Agreement have executed this Agreement as of the day and year first written above.

iQSTEL Inc.

By____________________________
Printed Name: Leandro Iglesias
Title: CEO

BHP Capital NY Inc.

By____________________________
Printed Name: Bryan Pantofel
Title: President